Exhibit 10.1

AFFINIA GROUP HOLDINGS INC.

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Participant:	Grant Date:
Number of Restricted Stock Units:

This Restricted Stock Unit Agreement (this “Agreement”), effective as of the “Grant Date” set forth above, is between Affinia Group Holdings Inc. (the “Company”) and the “Participant” whose name is set forth above, and is issued pursuant to the Affinia Group Holdings Inc. 2005 Stock Incentive Plan (the “Plan”).

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning set forth in the Plan.

2. Grant of Units. The Company hereby grants the number of “Restricted Stock Units” set forth above to the Participant, each of which units represents the right to receive one Share upon the expiration or termination of the Restricted Period (as defined below), subject to the terms, conditions and restrictions set forth in the Plan and this Agreement. The Participant’s interest in the Restricted Stock Units shall be that of a general, unsecured creditor of the Company.

3. Restricted Period. Except as otherwise provided in Sections 5 and 6 hereof, the “Restricted Period” shall mean the period beginning on the Grant Date and expiring [DATE]. Upon the expiration or termination of the Restricted Period, the Restricted Stock Units granted hereunder shall vest in full and Shares in respect thereof shall be issued to the Participant in accordance with Section 14 hereof.

4. Restrictions on Transfer During Restricted Period. Unless otherwise permitted by the Committee, the Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated, loaned, or otherwise disposed of, and during the Participant’s lifetime the Participant’s rights with respect to the Restricted Stock Units shall be exercised only by such Participant or by his or her guardian or legal representative, except that the Restricted Stock Units may be transferred by will or by the laws of descent and distribution. Any sale, assignment, transfer, pledge, hypothecation, loan or other disposition other than in accordance with this Section 4 shall be null and void.

5. Change in Control During Restricted Period. The Restricted Period shall automatically terminate upon a Change in Control (defined below), and the Restricted Stock Units granted hereunder shall vest in full upon such Change in Control and Shares in respect thereof shall be issued to the Participant in accordance with Section 14. For purposes of this Agreement, a “Change in Control” means the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group other than Cypress or its controlled affiliates;

(ii) any Person or Group, other than Cypress or its controlled affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise, and Cypress does not have the power (by contract or otherwise) to appoint a majority of the members of the Board; or

(iii) any Person or Group, other than Cypress or its controlled affiliates, is or becomes the “beneficial owner,” directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company directly or indirectly, such Person or Group acquires more voting power in the Company than Cypress or its controlled affiliates combined (including voting power held by contract) and Cypress does not have the power (by contract or otherwise) to appoint a majority of the members of the Board;

provided, however, that in all cases such event also satisfies the requirements to be a “change in ownership of a corporation,” “change in the effective control of a corporation” or “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Code Section 409A and the related regulations thereunder.

6. Termination of Employment During Restricted Period.

(a) In the event that the Participant’s employment with the Company and its subsidiaries terminates prior to the expiration or termination of the Restricted Period and vesting of the Restricted Stock Units under the terms of Section 3 or Section 5 hereof, and such termination is due to the Participant’s death, Retirement or Disability, the Restricted Stock Units granted hereunder shall vest in full upon such termination, and Shares in respect thereof shall be issued to the Participant in accordance with Section 14 hereof.

(b) In the event that the Participant’s employment with the Company and its subsidiaries terminates or is terminated for any other reason (other than by reason of the Participant’s death, Retirement or Disability, as described in clause (a) above) prior to the expiration or termination of the Restricted Period and vesting of the Restricted Stock Units under the terms of Section 3 or Section 5 hereof, the Participant shall forfeit all of the Restricted Stock Units hereunder, and all of the Participant’s rights hereunder shall cease.

(c) For purposes of this Agreement, “Retirement” means a Participant’s termination of employment with the Company and its subsidiaries at a time when the Participant has either (x) reached age 65 or (y) reached age 55 and been employed by the Company and its Affiliates for at least ten years of service (calculated in a manner consistent with Affinia Group Partners in Wealth Savings Plan, as established effective January 1, 2005, as amended from time to time, including the restatement effective January 1, 2008). For purposes of this Agreement, “Disability” means the Participant, as a result of incapacity due to physical or mental illness that constitutes a disability within the meaning of Section 409A(a)(2)(C) of the Code becomes eligible for benefits under the long-term disability plan or policy of the Company or a subsidiary in which Participant is eligible to participate.

7. Dividends. If the Company shall pay a cash dividend on its common stock, the Participants shall not be entitled to any cash dividend equivalent payments in respect of or corresponding to the Restricted Stock Units.

8. No Right to Continued Employment. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right to continue employment by the Company or any of its subsidiaries, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any of its subsidiaries to terminate the Participant’s employment at any time for any reason whatsoever, whether or not with cause.

9. No Rights as a Stockholder. The Participant’s interest in the Restricted Stock Units shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance Section 14.

10. General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares are listed for trading.

11. Legend on Certificates. The certificates representing the Shares issued in respect of vested Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. In addition, the Shares issued in respect of vested Restricted Stock Units shall bear such legends as may be provided for under the Stockholders Agreement (as defined in Section 17 hereof).

12. Securities Laws. Upon the acquisition of any Shares issued in respect of vested Restricted Stock Units, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

13. Notices. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive office of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

14. Issuance of Shares. Upon the expiration or termination of the Restricted Period and vesting of the Restricted Stock Units hereunder, subject to payment by the Participant of any applicable taxes in accordance with Section 15 of this Agreement, the Company shall, as soon as reasonably practicable (and no later than 10 calendar days following date the Restricted Period expires or terminates hereunder), but subject to any delay necessary to comply with Sections 10 or 25 hereof, issue the Shares to the Participant. The Company shall not be required to deliver any fractional Shares, but shall pay, in lieu thereof, the Fair Market Value as of the date the restrictions lapse of such fractional Share to the Participant. Notwithstanding the provisions of this Section, if the Restricted Stock Units have been transferred in accordance with the provisions of Section 5 prior to the issuance of the Shares to the Participant in accordance with this Section, then the issuance of the Shares and any payment in lieu of fractional Shares shall be made to the transferee(s).

15. Tax Withholding. As a condition to the Company’s issuance of any Shares as provided in Section 14, the Participant must remit to the Company an amount sufficient to satisfy Federal, state, local or foreign withholding tax requirements. The payment shall, subject to such procedures as the Committee may require, be in (i) cash, (ii) at the Committee’s sole discretion, the delivery of Shares, (iii) at the Committee’s sole discretion, a reduction in the number of Shares otherwise issuable or deliverable to the Participant pursuant to this Agreement having a Fair Market Value equal to the minimum statutory withholding, or (iv) a combination of (i), (ii) and/or (iii). The value of any Shares delivered or withheld as payment in respect of withholding tax requirements shall be determined by reference to the Fair Market Value of such Shares as of the date of such withholding or delivery.

16. Subsidiary. As used herein, the term “subsidiary” shall mean, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

17. Award Subject to Plan, Stockholders Agreement and Restrictive Covenant Agreement. The Participant hereby acknowledges that the Participant has received and read a copy of the Plan and agrees that the Participant will contemporaneously with the grant of the Restricted Stock Units enter into and be bound by (or has already entered into and is bound by) the Management Stockholders Agreement, Restrictive Covenant Agreement and Sale Participation Agreement (collectively, the “Stockholders Agreement”), substantially in the form of Exhibit A, Exhibit B, and Exhibit C hereto. The Restricted Stock Units and the Shares received upon expiration or termination of the Restricted Period and vesting of the Restricted Stock Units are subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

18. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but, subject to the terms and conditions of the Plan and this Agreement, only by a written instrument executed by the parties hereto.

19. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

20. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

21. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant or the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

22. Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action determination or interpretation made in good faith with respect to the Plan or the Restricted Stock Units. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

23. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Company for all purposes.

24. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Restricted Stock Units contemplated hereunder, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future grants of restricted stock units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Company or Committee; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Restricted Stock Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of restricted stock units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant waives any claim on such basis; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to restricted unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.

25. Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and any regulations or other pronouncements promulgated thereunder (“Section 409A”). Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A, including without limitation by delaying the issuance of the Shares contemplated hereunder. Notwithstanding anything herein to the contrary, if at the time of a Participant’s “Separation from Service” within the meaning of Section 409A, the Participant is a “specified employee” as defined in Section 409A and the issuance of Shares as a result of such Separation from Service is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Committee shall defer such issuance until the date that is six months following the Participant’s Separation from Service (or the earliest date as is permitted under Section 409A). The Committee shall implement the provisions of this Section 25 in good faith; provided that neither the Company, the Committee, the Board, nor any of the Company’s or its subsidiaries’ or Affiliates’ employees or representatives shall have any liability to Participants with respect to this Section 25, including any liability to compensate a Participant for the delay in issuance (through payment of interest or otherwise).

26. Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.

27. Acceptance. This Agreement shall not be enforceable until it has been executed by the Participant. In the event the Company has designated an Award Administrator, the acceptance (including through electronic means) of the Restricted Unit award contemplated by this Agreement in accordance with the procedures established from time to time by the Award Administrator shall be deemed to constitute the Participant’s acknowledgment and agreement to the terms and conditions of this Agreement and shall have the same legal effect in all respects of the Participant having executed this Agreement by hand.

By:	AFFINIA GROUP HOLDINGS INC.

By: Its: Chief Financial Officer

Acknowledged and Agreed as of the date first written above:

Print Name:

Exhibit A

[Management Stockholders Agreement]

Exhibit B

[Restrictive Covenants]

Exhibit C

[Sale Participation Agreement]

8